Exhibit 23.1

Moore Belize LLP New Horizon Building 3 ½ Miles Philip S. W. Coldson Hwy Belize City, Belize T +501223 2144 T +501 223 2139 E r.magana@moore-belize.bz www.moore-belize.bz

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use and incorporation in this Registration Statement on Form S-1 of our report dated October 14, 2023, relating to the financial statements of Awaysis Capital, Inc. for the year ended June 30, 2023, and to the reference to our firm under the caption “experts” included in this Registration Statement.

Moore Belize LLP (PCAOB ID 6999)

Certified Public Accountants

Belize City, Belize CA

December 5th, 2023

Reynaldo Magaña is a licensed practicing member of the Institute of Chartered Accountants of Belize and a Licensed CPA of the State of Florida and Michigan and is duly authorized to carry out company audit work in Belize and the United States. Moore Belize LLP is registered with the PCAOB with ID 6999.

An independent member firm of Moore Global Network Limited - members in principal cities throughout the world.